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                                                                   Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated February 22, 1996, with respect to the 1995 and 1994 consolidated financial statements of AHI Healthcare Systems, Inc. in the Registration Statement (Form S-3 No. XXX-XXXXX) of FPA Medical Management, Inc. and in the related Prospectus and to the incorporation by reference therein of our report dated February 22, 1996, with respect to the 1995 and 1994 consolidated financial statements of AHI Healthcare Systems, Inc. included in the Current Report on Form 8-K as amended by Form 8-K/A of FPA Medical Management, Inc. dated May 30, 1997, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Los Angeles, California
July 9, 1997